Exhibit No. 32.2
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, furnished herewith.
Armstrong World Industries, Inc.
(the “Company”)
Written Statement by Chief Financial Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002
I certify to the best of my knowledge and belief that the Company’s Form 10-Q periodic report containing its financial statements for the fiscal quarter ended September 30, 2008 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ F. Nicholas Grasberger III
F. Nicholas Grasberger III
Senior Vice President and Chief Financial Officer
Armstrong World Industries, Inc.
Dated: October 29, 2008
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.